EMPLOYMENT AGREEMENT
                              --------------------


          AGREEMENT made as of this 15th day of March, 2000, by and between MERIDIAN USA HOLDINGS, INC., a Florida corporation, with its principal office located at 3350 N.W. 2nd Avenue, Suite A-28, Boca Raton, FL 33431 (the "Corporation") and STEVEN KREUSCHER, residing at 3 East Park, Bayport, NY 11715 (the "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -


          WHEREAS, the Corporation is engaged in the business of producing and selling syrups, beverages and other food products through wholesale, retail and food service channels; and

          WHEREAS, the Corporation desires to employ the Employee, and the Employee desires to be employed by the Corporation, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, the parties agree as follows:

          1.     TERM  OF EMPLOYMENT.  The term of this Agreement shall be for a
                 -------------------
period of two (2) years commencing on the date hereof and ending on March ____, 2002, unless sooner terminated pursuant to Paragraph 7 hereof (the "Term").

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          2.     EMPLOYMENT,  DUTIES  AND  ACCEPTANCE.
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               (a)     The  Corporation  hereby  employs  the  Employee  as Vice
President - Sales to render full-time services to the business and affairs of the Corporation, subject to the direction of the Board of Directors and the President of the Corporation, and to the policies, business plans and budgets from time to time adopted by the Board. In connection therewith, the Employee shall perform such duties as he is reasonably directed or requested to perform by the Board or the President.

               (b) Employee shall prepare and deliver on a timely basis all reports regarding sales, sales activities or other business matters as may be requested by the Corporation.

               (c) The Employee hereby accepts such employment and shall exercise his best efforts, judgment, skill and talents in the business and interests of the Corporation, and shall perform such duties and services conscientiously and to the full extent of his abilities, and shall not engage in any other business activity, whether or not for profit, or be otherwise employed, without the prior written consent of the President of the Corporation.

          3.     COMPENSATION.
                 ------------
               (a) COMMISSIONS. In consideration for the Employee's services to the Corporation hereunder, the Corporation shall pay to the Employee a commission of one and a half percent (1.5 %) of the net amount of shipments

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the  Corporation  makes  on  sales made during the Term of his employment.  "Net amount of shipments" means the gross sales price of merchandise sold and shipped, less discounts, returns, claims, allowances and bad debts , but not reduced by returns due to shipment of defective products by the Corporation. The Corporation shall have the absolute right in its discretion: (a) to refuse any orders procured by Employee; and (b) to make such allowances and adjustments and accept returns in respect of any shipments as it may determine to be appropriate. Commissions shall be due and payable on the 30th day after the end of the month in which the commission is earned.

               (b)     SALARY.   In addition to the commissions, the Corporation
will pay Employee a salary of ninety thousand dollars ($90,000) per year, payable in twenty-six (26) bi-weekly installments.

     4. STOCK BONUS: As additional compensation hereunder, the Corporation shall issue to Employee 5,000 shares of its Common Stock upon completion of the thirtieth (30th) day of the Term of this Agreement.




     5. BENEFITS: During the Term of this Agreement, Employee will be provided with the following benefits:

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               (a)     Group  health  insurance  for  him  and his family at the
Corporation's expense and such other insurance or benefit made available generally to other employees of the Corporation.

               (b) Two weeks paid vacation and sick leave in accordance with the policies in effect at the Corporation.

               (c) Reimbursement for the cost of leasing an automobile to be used in the performance of his duties hereunder, subject to a maximum benefit of $400 per month, plus reimbursement for the cost of insurance for such automobile, plus the cost of gas and maintenance for use in the performance of his duties hereunder.

          6. EXPENSES. The Corporation shall reimburse the Employee for all reasonable expenses actually incurred by him in furtherance of the performance of his services hereunder, against vouchers or other proof of expenditures. No expenses in excess of $1,000 per item shall be reimbursed unless authorized in advance by the President of the Corporation. Expenses will be reimbursed within fifteen (15) days after the end of the month in which vouchers are submitted to the Corporation.

          7.     TERMINATION.
                 -----------
               (a) TERMINATION FOR CAUSE: The Corporation may terminate Employee's employment hereunder upon 15 days prior written notice due to:

                    (i)     insubordination;

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                    (ii)     disloyalty;

                    (iii)  misconduct;  or

                    (iv) the physical or mental inability of the Employee to perform his normal and customary duties and services hereunder for a period of 90 consecutive days or an aggregate of 120 days during any 12 month period during the Term of this Agreement; provided, however, that no termination shall be deemed for cause under this paragraph unless the Employee shall first have received written notice from the Corporation advising the Employee of the specific acts or omissions alleged to constitute the failure to perform his duties or the breach of a material provision, and such failure or breach is not remedied within 15 days after such notice.

                    (iv) The Employee may resign at any time, upon 15 days' prior written notice.

          8.     RESTRICTIVE  COVENANTS.
                 ----------------------
               (a) The Employee acknowledges that the Corporation's business is based largely on certain confidential information, including, but not limited to, lists of employees, and other records of the Corporation acquired, collected and classified as a result of a substantial outlay of money; that the trade and goodwill of the Corporation with its clients has been established at a

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substantial  cost  to,  and  great  effort on the part of, the Corporation; that irreparable damage will result to the Corporation if such lists, records or information are obtained or used by any other person or competitor of the Corporation, or if said goodwill is diverted from the Corporation; and that his employment is being obtained and is based upon the trust and confidence reposed by the Corporation in the Employee with respect to the proper use of such lists, records and information solely for the Corporation's benefit. The Employee further acknowledges that such employment affords him an opportunity to develop favorable relations with clients of the Corporation and access to such confidential lists, records and information concerning the Corporation's business. In consideration thereof, and in consideration of his employment by the Corporation, during the period of his employment and, in the event that the Employee voluntarily resigns his employment, for a period of six (6) months after the termination thereof ("Noncompetition Period"), the Employee will not, except on behalf of the Corporation, directly or indirectly, engage for his own account or become or be interested in or associated with any person, corporation, firm, partnership or other entity whatsoever, directly or indirectly engaged in direct competition to the business of the Corporation in the United States in the sale of the products the same as or similar to those sold by the Corporation during his employment.

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               (b)     The  Employee  further  agrees  that  during  the
Noncompetition Period he will not, directly or indirectly, sell or solicit sales for any products the same as or substantially similar to those sold by the Corporation during the period of employment hereunder, to or from any customer who at any time during the Noncompetition Period purchased such products from the Corporation.

               (c) In view of the fact that the services that the Employee renders for the Corporation will bring him into close contact with many confidential affairs of the Corporation and its affiliates and parent company, including matters of a business nature, such as information about costs, profits, markets, sales, lists of past, current and prospective clients, price lists, lists of employees and other information not readily available to the public, and plans for future developments, during his employment hereunder and thereafter, the Employee shall not disclose to any person, corporation, firm, partnership or other entity whatsoever (except the Corporation, its parent company, or any of its affiliates), or any officer, director, stockholder, partner, associate, employee, agent or representative of any such partnership, firm or corporation, any confidential information or trade secrets of the Corporation, its subsidiaries or affiliates learned by him at any time during the term of this Agreement, and that the Employee will promptly deliver to the

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Corporation  upon  termination  of  his employment hereunder, or at any time the
Corporation may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the business of the Corporation, its subsidiaries or affiliates, which the Employee may then possess or have under his control.

               (d) The Employee acknowledges that he is being employed by the Corporation primarily in reliance upon his covenants and assurances contained in Paragraph 8 hereof, and the Corporation and the Employee acknowledge that a violation of the foregoing restrictive covenants will cause irreparable injury to the Corporation, and that the Corporation shall be entitled, in addition to any other rights and remedies they may have, at law or in equity, to an injunction enjoining and restraining the Employee from doing or continuing to do any such act and other violation or threatened violation of this Paragraph 8.

               (e) In the event that any action, suit or other proceeding at law or in equity is brought to enforce the provisions of this Paragraph 8 or to obtain money damages for the breach thereof (the "Action"), and such Action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Corporation or if the Employee shall prevail, all

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expenses,  including  reasonable attorneys' fees of the prevailing party in such
Action,  shall  be  paid  by  the  party  against  whom  judgment  is  awarded.

          9.     NOTICES.
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               (a)     All  notices  or other communications provided for in, or
permitted under, this Agreement shall be in writing and shall be given by certified or registered mail with postage prepaid, by hand delivery, by telecopier or overnight mail service, as follows:

          If  to  the  Corporation:

               Meridian  USA  Holdings,  Inc.
               3350  N.W.  2nd  Avenue
               Suite  A-28
               Boca  Raton,  FL  33431
               Attn:  Alan  Posner

          If  to  the  Employee:

               Steven  Kreuscher
               3  East  Park
               Bayport,  New  York  11715

or to such other person or address as either party shall specify by notice in writing to each of the other parties. All such notices and communications shall be deemed to have been duly given or made (i) when delivered by hand, (ii) five business days after being deposited in the mail, postage prepaid, (iii) the first business day after placed in overnight mail service, or (iv) when telecopied, receipt acknowledged.

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          10.     GENERAL.
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               (a)     This  Agreement  shall  be governed by, and construed and
enforced in accordance with, the laws of the State of Florida applicable to agreements made and to be performed entirely in Florida.

               (b) The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

               (c) The foregoing is the entire agreement of the parties with respect to the subject matter hereof and no representations, inducements, provisions or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

               (d) This Agreement may be amended, modified, superseded or canceled, and the terms, covenants and conditions hereof may be waived only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance.

               (e) Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, and any such remaining portion shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated.

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               (f)     Whenever applicable herein, the masculine gender shall be
construed to include the feminine, and words in their singular form shall be construed to include their plural, and vice versa.

               (g) This Agreement shall not be assignable by Employee. The Corporation may assign this agreement to another entity in the event of a merger, consolidation or sale of all or substantially all the assets of the Corporation.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MERIDIAN  USA  HOLDINGS,  INC.


By:     /s/  Mark  Streisfeld
        ------------------------
Mark  Streisfeld,  President


/s/  Steven  Kreuscher
--------------------------
STEVEN  KREUSCHER

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